INVESTMENT SUBADVISORY AGREEMENT
                                    between
                       KEYCORP MUTUAL FUND ADVISERS, INC.
                                      and
                         SOCIETY ASSET MANAGEMENT, INC.

AGREEMENT made as of the 1st day of January, 1996 by and between KeyCorp Mutual Fund Advisers, Inc., an Ohio corporation (the "Adviser"), and Society Asset Management, Inc., an Ohio corporation (the "Sub-Adviser").

     WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Adviser provides investment advisory services to the series of The Victory Portfolios, a Delaware business trust (the "Company"), which is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to an Investment Advisory Agreement dated January 1, 1996 (the "Advisory Agreement"); and

     WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment subadvisory services in connection with the series of the Company listed on Schedule A (each, a "Fund" and collectively, the "Funds"), and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   Appointment.

     (a) General. The Adviser hereby appoints the Sub-Adviser to act as investment subadviser to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     (b) Employees of Affiliates. The Sub-Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment subadviser to the Funds under applicable laws and are under the control of KeyCorp, the indirect parent of the Sub-Adviser; provided that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Sub-Adviser.

     2. Delivery of Documents. The Adviser has delivered to the Sub-Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

     (a)  the Company's Trust Instrument;

     (b)  the By-Laws of the Company;

     (c) resolutions of the Board of Trustees of the Company authorizing the execution and delivery of the Advisory Agreement and this Agreement;

     (d) the most recent Post-Effective Amendment to the Company's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the "Commission");

     (e) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission; and

     (f) the currently effective Prospectuses and Statements of Additional Information of the Funds.

     3.   Investment Advisory Services.

     (a) Management of the Funds. The Sub-Adviser hereby undertakes to act as investment subadviser to the Funds. The Sub-Adviser shall regularly provide investment advice to the Funds and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Funds and, in furtherance thereof, shall:

          (i) obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Funds' investment programs, and the issuers of securities included in the Funds' portfolios and the industries in which they engage, or which may relate to securities or other investments which the Sub-Adviser may deem desirable for inclusion in a Fund's portfolio;

          (ii) determine which issuers and securities shall be included in the portfolio of each Fund;

          (iii)  furnish a continuous investment program for each Fund;

          (iv) in its discretion, and without prior consultation, buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of each Fund; and

          (v) take, on behalf of each Fund, all actions the Sub-Adviser may deem necessary in order to carry into effect such investment program and the Sub-Adviser's functions as provided above, including the making of appropriate periodic reports to the Adviser and the Company's Board of Trustees.

     (b) Covenants. The Sub-Adviser shall carry out its investment subadvisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in: (i) each Fund's Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Company's Trust Instrument, By-Laws or other governing instruments, as amended from time to time; (iii) the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Company or the Adviser with respect to a Fund and provided to the Sub-Adviser in writing. The Sub-Adviser agrees to use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the "Code"), except as may be authorized to the contrary by the Company's Board of Trustees. The management of the Funds by the Sub-Adviser shall at all times be subject to the review of the Adviser and the Company's Board of Trustees.

     (c) Books and Records. Pursuant to applicable law, the Sub-Adviser shall keep each Fund's books and records required to be maintained by, or on behalf of, the Funds with respect to subadvisory services rendered hereunder. The Sub-Adviser agrees that all records which it maintains for a Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Fund required to be preserved by such Rule.

     (d) Reports, Evaluations and other Services. The Sub-Adviser shall furnish reports, evaluations, information or analyses to the Adviser and the Company with respect to the Funds and in connection with the Sub-Adviser's services hereunder as the Adviser and/or the Company's Board of Trustees may request from time to time or as the Sub-Adviser may otherwise deem to be reasonably necessary. The Sub-Adviser shall make recommendations to the Adviser and the Company's Board of Trustees with respect to the Company's policies, and shall carry out such policies as are adopted by the Board of Trustees. The Sub-Adviser may, subject to review by the Adviser, furnish such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

     (e) Purchase and Sale of Securities. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for each Fund with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Adviser or the Sub-Adviser to the extent permitted by the 1940 Act and the Company's policies and procedures applicable to the Funds. The Sub-Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Sub-Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Sub-Adviser be under any duty to obtain the lowest commission or the best net price for any Fund on any particular transaction, nor shall the Sub-Adviser be under any duty to execute any order in a fashion either preferential to any Fund relative to other accounts managed by the Sub-Adviser or otherwise materially adverse to such other accounts.

     (f) Selection of Brokers or Dealers. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
          1934) to the Sub-Adviser, the Funds, and/or the other accounts over which the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to accounts over which it exercises investment discretion. The Sub-Adviser shall report to the Board of Trustees of the Company regarding overall commissions paid by the Funds and their reasonableness in relation to their benefits to the Funds.

     (g) Aggregation of Securities Transactions. In executing portfolio transactions for a Fund, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or its other clients if, in the Sub-Adviser's reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Company's registration statement and the Fund's Prospectus and Statement of Additional Information. In such event, the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.

     4.   Representations and Warranties.

     (a) The Sub-Adviser hereby represents and warrants to the Adviser as follows:

          (i) The Sub-Adviser is a corporation duly organized and in good standing under the laws of the State of Ohio and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          (ii) The Sub-Adviser is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940 as amended (the "Advisers Act"), and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Sub-Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

          (iii) The Sub-Adviser at all times shall provide its best judgment and effort to the Adviser in carrying out the Sub-Adviser's obligations hereunder.

     (b) The Adviser hereby represents and warrants to the Sub-Adviser as follows:

          (i) The Adviser is a corporation duly organized and in good standing under the laws of the State of Ohio and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          (ii) The Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

          (iii) The Company has been duly organized as a business trust under the laws of the State of Delaware.

          (iv) The Company is registered as an investment company with the Commission under the 1940 Act, and shares of each Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

     5. Compensation. As compensation for the services which the Sub-Adviser is to provide or cause to be provided pursuant to Paragraph 3, with respect to each Fund, the Adviser shall pay to the Sub-Adviser (or cause to be paid by the Company directly to the Sub-Adviser) a fee, which shall be accrued daily and paid in arrears on the first business day of each month, at the annual rate set forth for the Fund on Schedule A, as a percentage of the average daily net assets of the Fund during the preceding month (computed in the manner set forth in the Fund's most recent Prospectus and Statement of Additional Information). Average daily net assets shall be based upon determinations of net assets made as of the close of business on each business day throughout such month. The fee for any partial month shall be calculated on a proportionate basis, based upon average daily net assets for such partial month. In the event that the total expenses of a Fund exceed the limits on investment company expenses imposed by any statute or any regulatory authority of any jurisdiction in which shares of such Fund are qualified for offer and sale, the Sub-Adviser will bear such excess in an amount which bears the same ratio to the amount of such excess that the Adviser bears as the amount of sub-advisory fees payable pursuant to Schedule A hereof bears to the amount of advisory fees payable to the Adviser by the Company under the Advisory Agreement, except: (i) the Sub-Adviser shall not be required to bear such excess to an extent greater than the compensation due to the Sub-Adviser for the period for which such expense limitation is required to be calculated unless such statute or regulatory authority shall so require, and (ii) the Sub-Adviser shall not be required to bear the expenses of the Fund to an extent which would result in the Fund's or Company's inability to qualify as a regulated investment company under the provisions of the Code.

     6. Interested Persons. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Company or the Adviser are or may be or become interested in the Sub-Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Sub-Adviser are or may be or become similarly interested in the Company or the Adviser.

     7. Expenses. The Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions) purchased for or sold by the Funds.

     8. Non-Exclusive Services; Limitation of Sub-Adviser's Liability. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser may render similar services to others and engage in other activities. The Sub-Adviser and its affiliates may enter into other agreements with the Funds, the Company or the Adviser for providing additional services to the Funds, the Company or the Adviser which are not covered by this Agreement, and to receive additional compensation for such services. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Sub-Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Adviser, the Company, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Adviser, the Company, a Fund, or any shareholder of a Fund in connection with the performance of this Agreement.

     9. Effective Date; Modifications; Termination. This Agreement shall become effective on January 1, 1996, provided that it shall have been approved by a majority of the outstanding voting securities of each Fund, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

     (a) This Agreement shall continue in force until December 31, 1997. Thereafter, this Agreement shall continue in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of the Board of Trustees of the Company or a majority of the outstanding voting securities of the Fund.

     (b) The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Company who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     (c) Notwithstanding the foregoing provisions of this Paragraph 9, either party hereto may terminate this Agreement as to any Fund(s) at any time on sixty (60) days' prior written notice to the other, without payment of any penalty. A termination of the

          Sub-Adviser may be effected as to any particular Fund by the Adviser, by a vote of the Company's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

     10. Limitation of Liability of Trustees and Shareholders. The Sub-Adviser acknowledges the following limitation of liability:

     The terms "The Victory Portfolios" and "Trustees of The Victory Portfolios" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of "The Victory Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with the Company or a Fund must look solely to the assets of the Company or Fund for the enforcement of any claims against the Company or Fund.

     11. Certain Definitions. The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act.
References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

     12. Independent Contractor. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Company from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

     13. Structure of Agreement. The Adviser and Sub-Adviser are entering into this Agreement with regard to the respective Funds severally and not jointly. The responsibilities and benefits set forth in this Agreement shall be deemed to be effective as between the Adviser and Sub-Adviser in connection with each Fund severally and not jointly. This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Sub-Adviser, on the other hand, and is not intended to and shall not govern (i) the relationship between the Adviser or Sub-Adviser and any Fund, or (ii) the relationships among the respective Funds.

     14. Governing Law. This Agreement shall be governed by the laws of the State of Ohio, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

     15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     16. Notices. Notices of any kind to be given to the Adviser hereunder by the Sub-Adviser shall be in writing and shall be duly given if mailed or delivered to the Adviser at 127 Public Square, Cleveland, Ohio 44114-1306,
Attention: W. Christopher Maxwell; with a copy to Ann Kowal Smith, Esq., or at such other address or to such individual as shall be so specified by the Adviser to the Sub-Adviser. Notices of any kind to be given to the Sub-Adviser hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Sub-Adviser at 127 Public Square, Cleveland, Ohio 44114-1306,
Attention: Martin J. Walker; with a copy to Ann Kowal Smith, Esq., or at such other address or to such individual as shall be so specified by the Sub-Adviser to the Adviser. Notices shall be effective upon delivery.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.


SOCIETY ASSET MANAGEMENT, INC.       KEYCORP MUTUAL FUND ADVISERS,
                                      INC.


By:                                  By:
   -------------------                  -------------------
Name:   Martin J. Walker                Name:   Christopher W. Maxwell
Title:  Chairman, CEO, and President    Title:  CEO and Chairman of the Board

                                  Schedule A
                                  ----------

For the Victory Balanced Fund, Diversified Stock Fund, Growth Fund, Stock Index Fund and Value Fund:

                Net Assets in Millions       Rate of Sub-Advisory Fee*
                ----------------------       ------------------------
                     up to $10                          .65%
                      next $15                          .50
                      next $25                          .40
                     above $50                          .35

For the Victory International Growth Fund, Ohio Regional Stock Fund and Special Value Fund:

                Net Assets in Millions       Rate of Sub-Advisory Fee*
                ----------------------       ------------------------
                     up to $10                          .90%
                      next $15                          .70
                      next $25                          .55
                     above $50                          .45

For the Victory Intermediate Fund, Investment Quality Bond Fund, Limited Term Income Fund, Ohio Municipal Bond Fund, Governmental Bond Fund, Government Mortgage Fund, National Municipal Bond Fund and New York Tax-Free Fund:

                Net Assets in Millions       Rate of Sub-Advisory Fee*
                ----------------------       ------------------------
                     up to $10                          .40%
                      next $15                          .30
                      next $25                          .25
                     above $50                          .20

For the Victory Prime Obligations Fund, Tax-Free Money Market Fund, U.S. Government Obligations Fund, Financial Reserves Fund, Institutional Money Market Fund and Ohio Municipal Money Market Fund:

                Net Assets in Millions       Rate of Sub-Advisory Fee*
                ----------------------       ------------------------
                     up to $10                          .25%
                      next $15                          .20
                      next $25                          .15
                     above $50                          .125

---------------------

* As a percentage of average daily net assets. Note, however, that the Sub-Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the sub-advisory fee from time to time. Any such voluntary waiver will be irrevocable and determined in advance of rendering sub-investment advisory services by the Sub-Adviser, and shall be in writing and signed by the parties hereto.

                         INVESTMENT ADVISORY AGREEMENT
                                    between
                            THE VICTORY PORTFOLIOS
                                      and
                      KEYCORP MUTUAL FUND ADVISERS, INC.

AGREEMENT made as of the 1st day of January, 1996, by and between The Victory Portfolios, a Delaware business trust which may issue one or more series of shares of beneficial interest (the "Company"), and KeyCorp Mutual Fund Advisers, Inc., an Ohio corporation (the "Adviser").

     WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the funds listed on Schedule A (each, a "Fund" and collectively, the "Funds"), and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   Appointment.

     (a) General. The Company hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     (b) Employees of Affiliates. The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Company under applicable laws and are under the control of KeyCorp, the indirect parent of the Adviser; provided that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Adviser.

     (c) Sub-Advisers. It is understood and agreed that the Adviser may from time to time employ or associate with such other entities or persons as the Adviser believes appropriate to assist in the performance of this Agreement with respect to a particular Fund or Funds (each a "Sub-Adviser"), and that any such Sub-Adviser shall have all of the rights and powers of the Adviser set forth in this Agreement; provided that a Fund shall not pay any additional compensation for any Sub-Adviser and the Adviser shall be as fully responsible to the Company for the acts and omissions of the Sub-Adviser as it is for its own acts and omissions; and provided further that the retention of any Sub-Adviser shall be approved in advance by (i) the Board of Trustees of the Company and (ii) the shareholders of the relevant Fund if required under any applicable provisions of the 1940 Act. The Adviser will review, monitor and report to the Company's Board of Trustees regarding the performance and investment procedures of any Sub-Adviser. In the event that the services of any Sub-Adviser are terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without a Sub-Adviser and without further shareholder approval, to the extent consistent with the 1940 Act. A Sub-Adviser may be an affiliate of the Adviser.


     2. Delivery of Documents. The Company has delivered to the Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

     (a)  the Company's Trust Instrument;

     (b)  the By-Laws of the Company;

     (c) resolutions of the Board of Trustees of the Company authorizing the execution and delivery of this Agreement;

     (d) the most recent Post-Effective Amendment to the Company's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the "Commission");

     (e) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission; and

     (f) the currently effective Prospectuses and Statements of Additional Information of the Funds.

     3.   Investment Advisory Services.

     (a) Management of the Funds. The Adviser hereby undertakes to act as investment adviser to the Funds. The Adviser shall regularly provide investment advice to the Funds and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Funds and, in furtherance thereof, shall:

          (i) supervise all aspects of the operations of the Company and each Fund;

          (ii) obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Funds' investment programs, and the issuers of securities included in the Funds' portfolios and the industries in which they engage, or which may relate to securities or other investments which the Adviser may deem desirable for inclusion in a Fund's portfolio;

          (iii) determine which issuers and securities shall be included in the portfolio of each Fund;

          (iv)  furnish a continuous investment program for each Fund;

          (v) in its discretion and without prior consultation with the Company, buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of each Fund; and

          (vi) take, on behalf of each Fund, all actions the Adviser may deem necessary in order to carry into effect such investment program and the Adviser's functions as provided above, including the making of appropriate periodic reports to the Company's Board of Trustees.

     (b) Covenants. The Adviser shall carry out its investment advisory and supervisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in: (i) each Fund's Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Company's Trust Instrument, By-Laws or other governing instruments, as amended from time to time; (iii) the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Company with respect to a Fund and provided to the Adviser in writing. The Adviser agrees to use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the "Code"), except as may be authorized to the contrary by the Company's Board of Trustees. The management of the Funds by the Adviser shall at all times be subject to the review of the Company's Board of Trustees.

     (c) Books and Records. Pursuant to applicable law, the Adviser shall keep each Fund's books and records required to be maintained by, or on behalf of, the Funds with respect to advisory services rendered hereunder. The Adviser agrees that all records which it maintains for a Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Fund required to be preserved by such Rule.

     (d) Reports, Evaluations and other Services. The Adviser shall furnish reports, evaluations, information or analyses to the Company with respect to the Funds and in connection with the Adviser's services hereunder as the Company's Board of Trustees may request from time to time or as the Adviser may otherwise deem to be desirable. The Adviser shall make recommendations to the Company's Board of Trustees with respect to Company policies, and shall carry out such policies as are adopted by the Board of Trustees. The Adviser shall, subject to review by the Board of Trustees, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

     (e) Purchase and Sale of Securities. The Adviser shall place all orders for the purchase and sale of portfolio securities for each Fund with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser to the extent permitted by the 1940 Act and the Company's policies and procedures applicable to the Funds. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Adviser be under any duty to obtain the lowest commission or the best net price for any Fund on any particular transaction, nor shall the Adviser be under any duty to execute any order in a fashion either preferential to any Fund relative to other accounts managed by the Adviser or otherwise materially adverse to such other accounts.

     (f) Selection of Brokers or Dealers. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
          1934) to the Adviser, the Funds and/or the other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to accounts over which it exercises investment discretion. The Adviser shall report to the Board of Trustees of the Company regarding overall commissions paid by the Funds and their reasonableness in relation to the benefits to the Funds.

     (g) Aggregation of Securities Transactions. In executing portfolio transactions for a Fund, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or its other clients if, in the Adviser's reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Company's registration statement and the Fund's Prospectus and Statement of Additional Information. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.


     4.   Representations and Warranties.

     (a)  The Adviser hereby represents and warrants to the Company as follows:

          (i) The Adviser is a corporation duly organized and in good standing under the laws of the State of Ohio and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          (ii) The Adviser is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

          (iii) The Adviser at all times shall provide its best judgment and effort to the Company in carrying out the Adviser's obligations hereunder.

     (b)  The Company hereby represents and warrants to the Adviser as follows:

          (i) The Company has been duly organized as a business trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms.

          (ii) The Company is registered as an investment company with the Commission under the 1940 Act and shares of each Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

     5. Compensation. As compensation for the services which the Adviser is to provide or cause to be provided pursuant to Paragraph 3, each Fund shall pay to the Adviser out of Fund assets an annual fee, computed and accrued daily and paid in arrears on the first business day of every month, at the rate set forth opposite each Fund's name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund's most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month. At the request of the Adviser, some or all of such fee shall be paid directly to a Sub-Adviser. The fee for any partial month under this Agreement shall be calculated on a proportionate basis. In the event that the total expenses of a Fund exceed the limits on investment company expenses imposed by any statute or any regulatory authority of any jurisdiction in which shares of such Fund are qualified for offer and sale, the Adviser will bear the amount of such excess, except: (i) the Adviser shall not be required to bear such excess to an extent greater than the compensation due to the Adviser for the period for which such expense limitation is required to be calculated unless such statute or regulatory authority shall so require, and (ii) the Adviser shall not be required to bear the expenses of the Fund to an extent which would result in the Fund's or Company's inability to qualify as a regulated investment company under the provisions of Subchapter M of the Code.

     6. Interested Persons. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Company are or may be or become interested in the Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Adviser are or may be or become similarly interested in the Company.

     7. Expenses. As between the Adviser and the Funds, the Funds will pay for all their expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Funds shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments, which the parties acknowledge might be higher than other brokers would charge when a Fund utilizes a broker which provides brokerage and research services to the Adviser as contemplated under Paragraph 3 above; (iii) fees and expenses of the Company's Trustees that are not employees of the Adviser; (iv) legal and audit expenses; (v) administrator, custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Funds' shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders, unless otherwise required; (viii) all other expenses incidental to holding meetings of shareholders, including proxy solicitations therefor, unless otherwise required;
(ix) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto; (x) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders; (xi) insurance premiums for fidelity bonds and other coverage to the extent approved by the

Company's Board of Trustees; (xii) association membership dues authorized by the Company's Board of Trustees; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Company is a party (or to which the Funds' assets are subject) and any legal obligation for which the Company may have to provide indemnification to the Company's Trustees and officers.

     8. Non-Exclusive Services; Limitation of Adviser's Liability. The services of the Adviser to the Funds are not to be deemed exclusive and the Adviser may render similar services to others and engage in other activities. The Adviser and its affiliates may enter into other agreements with the Funds and the Company for providing additional services to the Funds and the Company which are not covered by this Agreement, and to receive additional compensation for such services. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Company, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Company, a Fund or any shareholder of a Fund in connection with the performance of this Agreement.

     9. Effective Date; Modifications; Termination. This Agreement shall become effective on January 1, 1996, provided that it shall have been approved by a majority of the outstanding voting securities of each Fund, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

     (a) This Agreement shall continue in force until December 31, 1997. Thereafter, this Agreement shall continue in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board of Trustees of the Company or a majority of the outstanding voting shares of the Fund.

     (b) The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Company who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     (c) Notwithstanding the foregoing provisions of this Paragraph 9, either party hereto may terminate this Agreement at any time on sixty (60) days' prior written notice to the other, without payment of any penalty. Such a termination by the Company may be effected severally as to any particular Fund, and shall be effected as to any Fund by vote of the Company's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

     10. Limitation of Liability of Trustees and Shareholders. The Adviser acknowledges the following limitation of liability:

     The terms "The Victory Portfolios" and "Trustees" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of "The Victory Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with the Company or a Fund must look solely to the assets of the Company or Fund for the enforcement of any claims against the Company or Fund.

     11. Service Mark. The service mark of the Company and the name "Victory" (and derivatives thereof) have been licensed to the Company by KeyCorp, through its subsidiary Key Trust Company ("Key Trust"), an affiliate of the Adviser, pursuant to a License Agreement dated June 21, 1993, and their continued use is subject to the right of Key Trust to withdraw this permission under the License Agreement in the event the Adviser or another subsidiary of KeyCorp is not the investment adviser to the Company.

     12. Certain Definitions. The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

     13. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Company from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

     14. Structure of Agreement. The Company is entering into this Agreement on behalf of the respective Funds severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly. No Fund shall have any responsibility for any obligation of any other Fund arising out of this Agreement. Without otherwise limiting the generality of the foregoing:

     (a) any breach of any term of this Agreement regarding the Company with respect to any one Fund shall not create a right or obligation with respect to any other Fund;

     (b) under no circumstances shall the Adviser have the right to set off claims relating to a Fund by applying property of any other Fund; and

     (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Company and the particular Fund to which such relationship and consideration applies.

     This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Company and the Funds, on the other hand, and (except as specifically provided above in this Paragraph 14) is not intended to and shall not govern (i) the relationship between the Company and any Fund or
(ii) the relationships among the respective Funds.

     15. Governing Law. This Agreement shall be governed by the laws of the State of Ohio, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

     16. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     17. Notices. Notices of any kind to be given to the Company hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to 3435 Stelzer Road, Columbus, Ohio 43219-3035, Attention: George O. Martinez, Esq.; with a copy to Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York, 10022, Attention: Carl Frischling, Esq., or at such other address or to such individual as shall be so specified by the Company to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to the Adviser at 127 Public Square, Cleveland, Ohio 44114-1306, Attention: W. Christopher Maxwell with a copy to Ann Kowal Smith, Esq., or at such other address or to such individual as shall be so specified by the Adviser to the Company. Notices shall be effective upon delivery.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.


THE VICTORY PORTFOLIOS                 KEYCORP MUTUAL FUND ADVISERS, INC.


By:                                    By:
   -------------------------              -------------------------
   Name: Scott A. Englehart              Name: Christopher W. Maxwell
   Title:  Secretary                     Title:  CEA and Chairman of the Board

                                  Schedule A



Name of Fund                                                       Fee*
------------                                                       ----

 1.  The Victory Balanced Fund                                     1.00%
 2.  The Victory Diversified Stock Fund                             .65%
 3.  The Victory Government Mortgage Fund                           .50%
 4.  The Victory Growth Fund                                       1.00%
 5.  The Victory Intermediate Income Fund                           .75%
 6.  The Victory International Growth Fund                         1.10%
 7.  The Victory Investment Quality Bond Fund                       .75%
 8.  The Victory Limited Term Income Fund                           .50%
 9.  The Victory Ohio Municipal Bond Fund                           .60%
10.  The Victory Ohio Regional Stock Fund                           .75%
11.  The Victory Prime Obligations Fund                             .35%
12.  The Victory Special Value Fund                                1.00%
13.  The Victory Stock Index Fund                                   .60%
14.  The Victory Tax-Free Money Market Fund                         .35%
15.  The Victory U.S. Government Obligations Fund                   .35%
16.  The Victory Value Fund                                        1.00%
17.  The Victory Financial Reserves Fund                            .50%
18.  The Victory Fund for Income                                    .50%
19.  The Victory Government Bond Fund                               .55%
20.  The Victory Institutional Money Market Fund                    .25%
21.  The Victory National Municipal Bond Fund                       .55%
22.  The Victory New York Tax-Free Fund                             .55%
23.  The Victory Ohio Municipal Money Market Fund                   .50%
24.  The Victory Special Growth Fund                               1.00%
--------------------

* As a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time. Any such voluntary waiver will be irrevocable and determined in advance of rendering investment advisory services by the Adviser, and shall be in writing and signed by the parties hereto.

                            THE VICTORY PORTFOLIOS



                                    BYLAWS

                               DECEMBER 6, 1995

                            THE VICTORY PORTFOLIOS

                                    BYLAWS


     These Bylaws of The Victory Portfolios (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust, dated December 6, 1995, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.


                                   ARTICLE I
                                PRINCIPAL OFFICE

     The principal office of the Trust shall be located in Cleveland, Ohio or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.


                                   ARTICLE II
                          OFFICERS AND THEIR ELECTION

     Section 2.01 Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

     Section 2.02 Election of Officers. The Treasurer and Secretary shall be chosen by the Trustees. The President shall be chosen by and from the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 3.13 hereof the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.

     Section 2.03 Resignations. Any officer of the Trust may resign, notwithstanding Section 2.02 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.


                                  ARTICLE III
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES

     Section 3.01 Management of the Trust. The business and affairs of the Trust shall be managed by, or under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument or with these Bylaws.

     Section 3.02 Executive And Other Committees. The Trustees may elect from their own number an executive committee, which shall have any or all of the powers of the Board of Trustees while the Board of Trustees is not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     Section 3.03 Compensation. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

     Section 3.04 Chairman Of The Trustees. The Trustees may appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate.

     Section 3.05 President. The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, process, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

     Section 3.06 Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

     Section 3.07 Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

     Section 3.08 Vice President. Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate.
At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 3.09 Assistant Treasurer. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

     Section 3.10 Assistant Secretary. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 3.11 Subordinate Officers. The Trustees from time to time may appoint such officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

     Section 3.12 Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

     Section 3.13 Removal. Any officer may be removed from office, with or without cause, whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 3.10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

     Section 3.14 Remuneration. The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.


                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

     Section 4.01 Special Meetings. A special meeting of the shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested in writing by the holder or holders of at least 10% of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting.

     Section 4.02 Notices. Except as provided in Section 4.01, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

     Section 4.03 Voting-Proxies. Subject to the provisions of the Trust Instrument, shareholders entitled to vote may vote either in person or by proxy, provided that either (a) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or
(b) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these Bylaws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

     Section 4.04 Place of Meeting. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

     Section 4.05 Action Without a Meeting. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the

Shareholders held at the principal place of business of the Trust.


                                   ARTICLE V
                              TRUSTEES' MEETINGS

     Section 5.01 Special Meetings. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees.

     Section 5.02 Regular Meetings. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

     Section 5.03 Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting and an action of a majority of the Trustees in attendance constituting a quorum shall constitute action of the Trustees.

     Section 5.04 Notice. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each of the Trustees, as provided for in Section 4.04 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

     Section 5.05 Place of Meeting. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

     Section 5.06 Special Action. When all the Trustees shall be present at any meeting however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the records of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

     Section 5.07 Action by Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

     Section 5.08 Participation in Meetings By Conference Telephone. Except when presence in person is required at a meeting under the 1940 Act or other applicable laws, Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.


                                  ARTICLE VI
              FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT

     Section 6.01 Fiscal Year. The fiscal year of the Trust and of each Series of the Trust shall end on October 31 of each year; provided that the last fiscal year of the Trust and each Series shall end on the date on which the Trust or each such Series is terminated, as applicable; and further provided that the Trustees by resolution and without a Shareholder vote may at any time change the fiscal year of the Trust and of any or all Series (and the Trust and each Series may have different fiscal years as determined by the Trustees).

     Section 6.02 Registered Office and Registered Agent. The initial registered office of the Trust in the State of Delaware shall be located at 1201 North Market Street, Wilmington, Delaware 19801. The registered agent of the Trust at such location shall be Delaware Corporation Organizers, Inc.; provided that the Trustees by resolution and without a Shareholder vote may at any time change the Trust's registered office or its registered agent, or both.

                                  ARTICLE VII
                              INSPECTION OF BOOKS

     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                                 ARTICLE VIII
                INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

     The Trust may purchase and maintain insurance on behalf of any Covered Person (as defined in Section 10.02 of the Trust Instrument) or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and claimed by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

     The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust of its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.


                                  ARTICLE IX
                                     SEAL
     The seal of the Trust shall be circular in form bearing the inscription:

                  "THE VICTORY PORTFOLIOS, DECEMBER 21, 1995
                            THE STATE OF DELAWARE"

                               TABLE OF CONTENTS


ARTICLE I
PRINCIPAL OFFICE...........................................        1

ARTICLE II
OFFICERS AND THEIR ELECTION................................        1
     Section 2.01 Officers.................................        1
     Section 2.02 Election of Officers.....................        1
     Section 2.03 Resignations.............................        1

ARTICLE III
POWERS AND DUTIES OF OFFICERS AND TRUSTEES.................        1
     Section 3.01 Management of the Trust..................        1
     Section 3.02 Executive And Other Committees...........        2
     Section 3.03 Compensation.............................        2
     Section 3.04 Chairman Of The Trustees.................        2
     Section 3.05 President................................        2
     Section 3.06 Treasurer................................        2
     Section 3.07 Secretary................................        2
     Section 3.08 Vice President...........................        3
     Section 3.09 Assistant Treasurer......................        3
     Section 3.10 Assistant Secretary......................        3
     Section 3.11 Subordinate Officers.....................        3
     Section 3.12 Surety Bonds.............................        3
     Section 3.13 Removal..................................        3
     Section 3.14 Remuneration.............................        3

ARTICLE IV
SHAREHOLDERS' MEETINGS.....................................        4
     Section 4.01 Special Meetings.........................        4
     Section 4.02 Notices..................................        4
     Section 4.03 Voting-Proxies...........................        4
     Section 4.04 Place of Meeting.........................        5
     Section 4.05 Action Without a Meeting.................        5

ARTICLE V
TRUSTEES' MEETINGS.........................................        5
     Section 5.01 Special Meetings.........................        5
     Section 5.02 Regular Meetings.........................        5
     Section 5.03 Quorum...................................        5
     Section 5.04 Notice...................................        5
     Section 5.05 Place of Meeting.........................        5
     Section 5.06 Special Action...........................        5
     Section 5.07 Action by Consent........................        6
     Section 5.08 Participation in Meetings By Conference
          Telephone........................................        6

ARTICLE VI
FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT........        6
     Section 6.01 Fiscal Year..............................        6
     Section 6.02 Registered Office and Registered Agent...        6


ARTICLE VII
INSPECTION OF BOOKS............................................... 6

ARTICLE VIII
INSURANCE OF OFFICERS, TRUSTEES AND EMPLOYEES..................... 6

ARTICLE IX
SEAL.............................................................. 7

To the Shareholders and Board of Trustees of

The Victory Portfolios

In planning and performing our audit of the financial statements of The Victory Portfolios for the year ended October 31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of The Victory Portfolios is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

                                                COOPERS & LYBRAND, L.L.P.

Columbus, Ohio

December 13, 1996